                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            QUAKER STATE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                           QUAKER STATE CORPORATION
LOGO                   225 East John Carpenter Freeway
                             Irving, Texas 75062


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--MAY 16, 1996

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Quaker State Corporation will be held at the Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas, on Thursday, May 16, 1996 at 1:00 P.M., for the following purposes:

          1. To elect thirteen Directors;

          2. To approve the adoption of the 1996 Directors' Fee Plan;

          3. To approve the adoption of an amendment to the 1994 Stock Incentive Plan to authorize issuance under the Plan of shares previously authorized for issuance, but not issued, under the 1986 Stock Option Plan;

          4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors to audit the financial statements of the Company and its subsidiaries for the year 1996; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     This notice is being sent to stockholders of record at the close of business on March 18, 1996, who will be entitled to vote at the Annual Meeting. The Company's Annual Report to Stockholders for 1995 is enclosed.

     It is important for your shares to be represented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE in the envelope provided.

                                            By Order of the Board of Directors,


                                               Paul E. Konney,
                                               Vice President, General
                                                 Counsel and Secretary

Irving, Texas
March 29, 1996

                             YOUR VOTE IS IMPORTANT

       PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

                            QUAKER STATE CORPORATION

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ITEM 1 -- ELECTION OF DIRECTORS.........................................................   2
Security Ownership of Directors and Executive Directors.................................   4
Board of Directors......................................................................   5
  - Board Committees....................................................................   5
  - Compensation of Directors...........................................................   6
Executive Officers......................................................................   8
  - Executive Compensation..............................................................   8
  - Option Grants.......................................................................  10
  - Option/SAR Exercises and Values.....................................................  11
  - Long-Term Incentive Awards..........................................................  11
  - Baum Employment Agreement...........................................................  12
  - Barr Employment Arrangement.........................................................  13
  - Myatt Employment Agreement..........................................................  13
  - Employment Continuation Agreements..................................................  13
  - Other Severance Agreements..........................................................  14
  - Pension Benefits....................................................................  15
  - Supplemental Retirement Benefits....................................................  16
Certain Relationships and Related Transactions..........................................  17
Organization and Compensation Committee Interlocks and Insider Participation............  18
Organization and Compensation Committee Report on Executive Compensation................  18
Stockholder Return Performance Graph....................................................  21
ITEM 2 -- APPROVAL OF ADOPTION OF 1996 DIRECTORS' FEE PLAN..............................  22
ITEM 3 -- APPROVAL OF ADOPTION OF AMENDMENT TO 1994 STOCK INCENTIVE PLAN................  24
ITEM 4 -- RATIFICATION OF APPOINTMENT OF AUDITORS.......................................  30
Other Matters...........................................................................  30
Expenses of Solicitation................................................................  30
1997 Stockholder Proposals..............................................................  31
Exhibit 1............................................................................... A-1

---------------

Items in boldface are to be voted on at the meeting.

MARCH 29, 1996

                            QUAKER STATE CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1996

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Quaker State Corporation ("Quaker State" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 16, 1996 and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy, and stockholders who attend the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     The Company has only one class of capital stock (the "Capital Stock"), of which 32,858,094 shares were issued and outstanding as of the close of business on March 18, 1996. Stockholders of record as of the close of business on March 18, 1996 have the right to receive notice of and to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held on all matters to be considered and acted upon at the meeting and do not have cumulative voting rights in the election of directors.

     Under the terms and conditions of the Company's Automatic Dividend Reinvestment Plan, Mellon Securities Trust Services, the administrator, will vote the full shares of Capital Stock that it holds for a participant's account under this plan at the Annual Meeting in accordance with (i) the proxy returned by the participant to the Company with respect to the shares which the participant holds of record, (ii) the participant's vote in person at the Annual Meeting with respect to such shares or (iii) written instructions received directly by the administrator from the participant. The administrator will vote fractional shares credited to the accounts of participants under the plan by aggregating all the fractional shares to be voted in the same manner.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

     The Bylaws provide for thirteen directors, and the Board of Directors has nominated the thirteen persons who are named below for election as directors at the Annual Meeting. Unless authority to vote for one or more of the nominees is withheld, the proxies solicited hereby will be voted for the election of the thirteen nominees. All the nominees are currently directors of Quaker State.

     Only affirmative votes are counted in the election of directors. The thirteen nominees who receive the greatest number of votes cast for the election of directors by the holders of the Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.

     In the event that any of the nominees should for any reason not be available for election at the date of the Annual Meeting, the proxies received will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board of Directors; however, management knows of no reason why any nominee should be unavailable for election. If the Bylaws have been amended to reduce the number of directors to the number of named nominees then available for election, the proxies will be voted for the reduced number of directors. Directors who are elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

     The nominees have held the positions shown for more than five years unless otherwise indicated.

                          DIRECTOR                       PRINCIPAL OCCUPATION OR
       NOMINEE             SINCE                     EMPLOYMENT; DIRECTORSHIPS; AGE
---------------------     --------      ---------------------------------------------------------
John D. Barr                1995        President and Chief Operating Officer of Quaker State and
                                        Chief Executive Officer of the Company's Motor Oil
                                        Division since July 1995; Senior Vice President of
                                        Ashland, Inc. and President of its subsidiary The
                                        Valvoline Company (manufacturer of motor oils and
                                        lubricants) from prior to 1991 to July 1995; age 48.

Herbert M. Baum             1993        Chairman and Chief Executive Officer of Quaker State
                                        since June 1993; President of Quaker State from June 1993
                                        to July 1995; Executive Vice President of Campbell Soup
                                        Company (manufacturer of food products) from prior to
                                        1991 to June 1993, and President, Campbell North and
                                        South America from January 1992 to June 1993; Director of
                                        Meredith Corporation and Whitman Corporation; age 59.

Leonard M. Carroll          1993        President and Chief Operating Officer of Integra
                                        Financial Corporation (bank holding company) since
                                        January 1991; age 53.

Conrad A. Conrad            1988        Vice Chairman of Quaker State since September 1994; Chief
                                        Financial Officer of Quaker State since July 1995; Chief
                                        Administrative Officer of Quaker State from September
                                        1994 to July 1995; President and Chief Operating Officer
                                        of Quaker State from prior to 1991 to September 1994; age
                                        50.

Laurel Cutler               1993        Vice Chairman of FCB/Leber Katz Partners (advertising
                                        agency); Director of Hannaford Brothers Company and True
                                        North Communications, Inc.; age 69.

C. Frederick                1993        Retired since August 1991; President and Chief Operating
  Fetterolf                             Officer of Aluminum Company of America (manufacturer of
                                        aluminum and aluminum products) from prior to 1991 to
                                        August 1991; Director of Allegheny Ludlum Corporation,
                                        CasTech Aluminum Group, Dentsply International, Mellon
                                        Bank Corporation, Praxair, Inc., Union Carbide
                                        Corporation and Urethane Technologies, Inc.; age 67.

Thomas A. Gardner           1979        Personal investments; Physician and former Director of
                                        Radiology of Northwest Medical Center; Director of
                                        Integra Trust Company, N.A., a subsidiary of Integra
                                        Financial Corporation; age 68.

F. William Grube            1994        President of Calumet Lubricants Co. (producer of
                                        specialty oils); age 48.

Forrest R. Haselton         1995        Retired since August 1993; President--Retail of Sears
                                        Merchandise Group, a division of Sears Roebuck and
                                        Company (retail merchandiser) from January 1992 to August
                                        1993; Vice President--Automotive of Sears Merchandise
                                        Group from prior to 1991 to January 1992; age 57.

Delbert J. McQuaide         1981        Senior Partner of McQuaide, Blasko, Schwartz, Fleming &
                                        Faulkner, Inc. (law firm); Director of Mid-State Bank and
                                        Trust Company, a subsidiary of Keystone Financial, Inc.;
                                        age 59.

                          DIRECTOR                       PRINCIPAL OCCUPATION OR
       NOMINEE             SINCE                     EMPLOYMENT; DIRECTORSHIPS; AGE
---------------------     --------      ---------------------------------------------------------
L. David Myatt              1994        Vice Chairman of Quaker State since September 1994; Chief
                                        Executive Officer of the Company's Motor Oil Division
                                        from September 1994 to July 1995; President of the
                                        Specialty Oil Companies ("Specialty Oil") (lubricant
                                        distributors) and Westland Oil Company, Inc. ("Westland
                                        Oil") (lubricant blender and packager) from prior to 1991
                                        to September 1994; age 50.

Raymond A. Ross, Jr.        1991        Personal investments; President and sole owner of Ross
                                        Management, an unincorporated real estate investment and
                                        development firm, from prior to 1991 to December 1995;
                                        age 60.

Lorne R. Waxlax             1995        Independent consultant since December 1993; Executive
                                        Vice President of The Gillette Company (manufacturer and
                                        marketer of razor blades, shaving products and other
                                        consumer products) from prior to 1991 to December 1993;
                                        Director of Amtrol, Inc., Clean Harbors, Inc., Hon
                                        Industries, Inc. and Waban Inc.; age 62.

     During 1995, there were nine meetings of the Board of Directors. All directors attended at least 75% of the Board meetings and meetings of Committees of which they were members except Mr. Fetterolf, who attended 73% of such meetings.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director, the persons named in the Summary Compensation Table below and all directors and executive officers of the Company as a group beneficially owned as of March 18, 1996 the number of shares of Capital Stock set forth in the table below.

---------------------------------------------------------------------------------------------------
                                                                 BENEFICIAL OWNERSHIP(1)
                                                    -----------------------------------------------
 NAME OR GROUP                                        NUMBER OF SHARES             PERCENT OF STOCK
---------------------------------------------------------------------------------------------------
 John D. Barr                                        202,500 (2)(3)                       *
---------------------------------------------------------------------------------------------------
 Herbert M. Baum                                     344,086 (2)(3)(4)                    *
---------------------------------------------------------------------------------------------------
 Charles F. Bechtel                                   44,694 (2)(3)(4)                    *
---------------------------------------------------------------------------------------------------
 Leonard M. Carroll                                    3,500 (2)                          *
---------------------------------------------------------------------------------------------------
 Conrad A. Conrad                                    108,384 (2)(3)(4)(5)                 *
---------------------------------------------------------------------------------------------------
 Laurel Cutler                                         3,000 (2)                          *
---------------------------------------------------------------------------------------------------
 C. Frederick Fetterolf                                4,000 (2)                          *
---------------------------------------------------------------------------------------------------
 Thomas A. Gardner                                     6,827 (2)                          *
---------------------------------------------------------------------------------------------------
 F. William Grube                                     21,000 (2)(5)                       *
---------------------------------------------------------------------------------------------------
 Forrest R. Haselton                                   1,100 (2)                          *
---------------------------------------------------------------------------------------------------
 Delbert J. McQuaide                                   4,021 (2)(6)                       *
---------------------------------------------------------------------------------------------------
 L. David Myatt                                    1,641,850 (2)(3)(4)                  4.9%
---------------------------------------------------------------------------------------------------
 Raymond A. Ross, Jr.                                  6,100 (2)                          *
---------------------------------------------------------------------------------------------------
 Lorne R. Waxlax                                      16,000 (2)                          *
---------------------------------------------------------------------------------------------------
 All directors and executive officers as a group
   (15 persons)                                    2,442,939 (2)(3)(4)(5)(6)            7.3%
---------------------------------------------------------------------------------------------------

---------

     * Less than 1.00% of the outstanding stock is beneficially owned. In determining the percentage of the outstanding stock owned by each person and by all directors and executive officers as a group, the shares included in the table that may be acquired upon the exercise of stock options are deemed outstanding.

     (1) The directors and executive officers have sole voting power and sole investment power with respect to all shares set forth in the table except as indicated in the footnotes which follow.

     (2) Includes shares which may be acquired by the following persons upon the exercise of stock options which are presently exercisable or become exercisable within 60 days: Mr. Barr, 167,500 shares; Mr. Baum, 85,500 shares; Mr. Bechtel, 31,500 shares; Mr. Carroll, 2,000 shares; Mr. Conrad, 69,600 shares; Ms. Cutler, 2,000 shares; Mr. Fetterolf, 2,000 shares; Dr. Gardner, 2,000 shares; Mr. Grube, 1,000 shares; Mr. Haselton, 1,000 shares; Mr. McQuaide, 2,000 shares; Mr. Myatt, 250,000 shares; Mr. Ross, 2,000 shares; Mr. Waxlax, 1,000 shares; and all directors and executive officers as a group, 651,000 shares.

     (3) Includes restricted shares as to which the following persons have sole voting power but do not have investment power: Mr. Barr, 35,000 shares; Mr. Baum, 149,000 shares; Mr. Bechtel, 5,500 shares; Mr. Conrad, 11,700 shares; Mr. Myatt, 8,775 shares; and all directors and executive officers as a group, 214,253 shares.

     (4) Includes full shares credited to, or represented by units credited to, the accounts of the following persons under the Quaker State Thrift and Stock Purchase Plan and/or Employee Stock Ownership Plan: Mr. Baum, 1,519 shares; Mr. Bechtel, 1,123 shares; Mr. Conrad, 13,125 shares; Mr. Myatt, 9,834 shares; and all directors and executive officers as a group, 25,601 shares. These shares are voted by the plan trustees in accordance with directions received from the plan participants and may only be voted by the plan trustees if voting instructions are not received from the participants.

     (5) Includes shares held jointly by the following persons with their spouses: Mr. Conrad, 13,959 shares; Mr. Grube, 20,000 shares; and all directors and executive officers as a group, 35,133 shares.

     (6) Includes 2,021 shares held in a pension trust as to which Mr. McQuaide shares voting power and has sole investment power.

                               BOARD OF DIRECTORS

BOARD COMMITTEES

     The principal committees of the Board of Directors are the Audit Committee, the Environmental and Ethics Committee, the Executive Committee and the Organization and Compensation Committee.

     Membership as of the record date of March 18, 1996 was as follows:

            AUDIT                                         ENVIRONMENTAL AND ETHICS
            -----                                         ------------------------
            Mr. Carroll, Chair                            Mr. Fetterolf, Chair
            Mr. Ross                                      Ms. Cutler
            Mr. Waxlax                                    Mr. Ross
                                                          Mr. Grube

            EXECUTIVE                                     ORGANIZATION AND COMPENSATION
            ---------                                     -----------------------------
            Mr. McQuaide, Chair                           Dr. Gardner, Chair
            Mr. Baum                                      Ms. Cutler
            Mr. Fetterolf                                 Mr. Fetterolf
            Mr. Myatt                                     Mr. Haselton
            Mr. Ross                                      Mr. McQuaide

     AUDIT COMMITTEE                                          5 MEETINGS IN 1995

     - Reviews the scope of the internal and external audit programs and the audit process to assure that audit coverage and internal controls are satisfactory.

     - Reviews the annual financial statements of the Company and its subsidiaries with the independent auditors and management of the Company.

     - Verifies the independence of the independent auditors.

     - Recommends to the Board of Directors the retention or selection of the independent auditors.

     ENVIRONMENTAL AND ETHICS COMMITTEE                       2 MEETINGS IN 1995

     - Has responsibility for oversight of the implementation of the Company's policy of commitment to the protection of the environment and the health and safety of employees and others.

     - Reviews the Company's compliance with applicable laws and regulations, and employees' compliance with the Company's Statement of Ethical Values and Code of Business Conduct.

     EXECUTIVE COMMITTEE                                      8 MEETINGS IN 1995

     - Exercises all the powers of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law.

     - Acts as a nominating committee, develops criteria for the selection of candidates for election to the Board, evaluates the qualifications of candidates and makes recommendations to the Board of candidates for Board membership. The Committee will consider nominees for Board membership recommended by stockholders. Nominations may be addressed to the Secretary of Quaker State at the address set forth on the first page of this Proxy Statement. In accordance with the Bylaws, no person may be nominated as a director by a stockholder at any Annual Meeting unless written notice of such proposed nomination, containing certain information required by the Bylaws, is delivered to the Secretary not less than 60 days nor more than 90 days prior to the anniversary of the prior year's Annual Meeting, subject to an exception set forth in the Bylaws.

     ORGANIZATION AND COMPENSATION COMMITTEE                  9 MEETINGS IN 1995

     - Sets policy with respect to executive compensation and reviews and approves salaries, benefits and incentive compensation programs for the Company's executive officers and other senior executives.

     - Supervises the administration of the Quaker State Annual Incentive Bonus Plan, 1994 Stock Incentive Plan, 1986 Stock Option Plan, 1994 Non-Employee Directors' Stock Option Plan, Thrift and Stock Purchase Plan, Employee Stock Ownership Plan and Supplemental Excess Retirement Plan.

     - Grants stock options and awards under the 1994 Stock Incentive Plan.

     - Reviews major organizational changes and succession plans recommended by management.

COMPENSATION OF DIRECTORS

     Directors who are not Quaker State employees receive an annual fee of $21,000 and a meeting fee of $1,000 for each Board and Committee meeting they attend. Chairs of Board Committees receive an additional $3,000 per annum.

     Quaker State provides a retirement benefit for non-employee directors whose service on the Board began prior to April 1, 1996. Any such non-employee director who serves on the Board of Directors for ten years or longer, or who began serving as a director at age 60 or older and serves for at least five years, is entitled to an annual retirement benefit payable until his or her death. The annual retirement benefit is the amount of the current annual retainer. Any such non-employee director who was under age 60 when he or she began serving as a director and who has served for at least five but fewer than ten years when Board service terminates is entitled to a pro rata share of the retirement benefit based upon the relationship of years served to ten. In the event of termination of service as a director after a change of control (as defined), a non-employee director is entitled to a full retirement benefit if at the time of termination of service the director has served at least five years.

     Under a group term life insurance plan, all non-employee directors are provided a life insurance benefit of $25,000. The benefit is reduced by 50% when a director ceases to serve if the director has served for five consecutive years, and the benefit terminates when a director ceases to serve if the director has not served for five consecutive years.

     All non-employee directors participate in the 1994 Non-Employee Directors' Stock Option Plan. The plan automatically provides yearly grants of options to purchase 1,000 shares of the Capital Stock at an option price of 100% of the fair market value of the Capital Stock on the date of grant. The stock options are not exercisable during the first six months of their term except in the case of death or certain change of control events (as defined in the Plan). The stock options expire ten years from the date of grant or earlier in the event of termination of service as a director as provided in the Plan. After the Annual Meetings in 1994 and 1995, each non-employee director was granted an option to purchase 1,000 shares of Capital Stock.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                               EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid for services rendered in all capacities to Quaker State and its subsidiaries for the last three calendar years to the following persons: (i) Mr. Baum and (ii) the Company's four most highly compensated executive officers other than Mr. Baum who were serving as executive officers on December 31, 1995:

--------------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL COMPENSATION                  LONG-TERM COMPENSATION            ALL OTHER
                                        --------------------------------     ------------------------------------      COMPEN-
                                                                                      AWARDS              PAYOUTS     SATION(6)
                                                                             -------------------------    -------
                                                                   OTHER                    SECURITIES
                                                                  ANNUAL                    UNDERLYING
                                                                  COMPEN-    RESTRICTED      OPTIONS/
     NAME AND PRINCIPAL                                           SATION       STOCK           SARS        LTIP
         POSITIONS             YEAR     SALARY(1)    BONUS(2)     ($)(3)       AWARDS        (SHARES)     PAYOUTS
--------------------------------------------------------------------------------------------------------------------------------
 HERBERT M. BAUM               1995     $550,008     $ 48,811                      -0-            -0-        -0-      $   51,716
 Chairman of the Board         1994     $491,670     $325,004                 $832,500(4)         -0-        -0-      $   10,500
 and Chief Executive           1993     $252,273          -0-                 $728,750(4)     270,000        -0-      $1,372,017
  Officer;
 President through June 1995
--------------------------------------------------------------------------------------------------------------------------------
 JOHN D. BARR                  1995     $208,806     $250,000                 $555,625(5)     167,500        -0-      $  243,647
 President and Chief
 Operating Officer and
 Chief Executive Officer
 of the Motor Oil Division
 since July 1995
--------------------------------------------------------------------------------------------------------------------------------
 CONRAD A. CONRAD              1995     $225,000     $ 17,971                      -0-         12,000        -0-      $   26,207
 Vice Chairman and Chief       1994     $225,000     $129,896                      -0-            -0-        -0-      $   11,460
 Administrative Officer        1993     $161,471          -0-                      -0-         15,000        -0-      $    5,813
 through June 1995;
 Vice Chairman and
 Chief Financial Officer
 since July 1995
--------------------------------------------------------------------------------------------------------------------------------
 L. DAVID MYATT                1995     $200,004     $ 11,131                      -0-            -0-        -0-      $   24,620
 Vice Chairman; Chief          1994     $ 50,000          -0-                      -0-        250,000        -0-             -0-
 Executive Officer of
 the Motor Oil Division
 through June 1995
--------------------------------------------------------------------------------------------------------------------------------
 CHARLES F. BECHTEL            1995     $190,008     $ 13,823                      -0-          7,500        -0-      $   67,793
 Senior Vice President,        1994     $190,008     $ 19,951                      -0-            -0-        -0-      $    8,710
 Sales of the Motor Oil        1993     $ 23,031     $ 60,000                      -0-         27,000     $27,000            -0-
 Division since October
 1995; Executive Vice
 President, Sales and
 Marketing of the Motor
 Oil Division through
 September 1995
--------------------------------------------------------------------------------------------------------------------------------


---------

(1) This column represents base salary and includes any tax-deferred Section 401(k) contributions under the Company's Thrift and Stock Purchase Plan. Mr. Baum's salary for 1993 is for the period from June 9, 1993 through the end of the year; Mr. Barr's salary for 1995 is for the period from July 1, 1995 through the end of the year; Mr. Myatt's salary for 1994 is for the period from October 1, 1994 through the end of the year; and Mr. Bechtel's salary for 1993 is for the period from November 17, 1993 through the end of the year.

(2) The bonuses earned for 1995, except the bonus paid to Mr. Barr, were awarded under the Annual Incentive Bonus Plan. As part of the terms of his employment, Mr. Barr received an incentive payment in the amount of $150,000 in lieu of a bonus under the Annual Incentive Bonus Plan and $100,000 to offset the loss of incentives from his prior employer. For 1994, Mr. Baum received a bonus of $50,000 upon amendment and restatement of his Employment Agreement and earned a bonus of $275,004 under the terms of the agreement. The other bonuses for 1994 were earned under the Annual Incentive Bonus Plan. Mr. Bechtel's bonus for 1993 was received at the time of his employment.

(3) The dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus for any of the persons named for any of the years covered in the table.

(4) Mr. Baum received non-performance-based awards of 60,000 and 55,000 shares of restricted stock during 1994 and 1993, respectively, pursuant to his Employment Agreement. The shares are valued in the table at the closing market prices of the Capital Stock on the effective date of the awards. As of December 31, 1995, the transferability and forfeiture restrictions with respect to 66,000 of the shares had lapsed. As to the remaining 49,000 shares, the restrictions lapse with respect to 20,000 shares on August 1 in each of the years 1996 and 1997 and with respect to 3,000 shares on August 13 in each of the years 1996 through 1998. The restrictions also lapse (i) upon the death of Mr. Baum, (ii) in the event he is discharged without cause, (iii) in the event he resigns after being notified that the term of his employment will not be extended or under certain other circumstances or
     (iv) upon the occurrence of a change of control event (as defined in the Employment Agreement). All rights to the shares also will terminate and be forfeited if Mr. Baum is discharged for cause, resigns from employment without good reason or in the case of the 1994 award, violates a non-competition provision. As of December 31, 1995, the 49,000 shares as to which the restrictions had not lapsed had an aggregate value of $624,750. Dividends have been and will be paid on the restricted stock during the restriction periods. Mr. Baum has sole voting power with respect to the restricted stock.

(5) Mr. Barr received a non-performance-based award of 35,000 shares of restricted stock during 1995. The shares are valued in the table at the closing market price of the Capital Stock on the effective date of the award. The transferability and forfeiture restrictions lapse with respect to 7,000 shares on July 26 in each of the years 1996 through 2000. The restrictions also lapse (i) upon the death of Mr. Barr, (ii) in the event he is discharged without cause or (iii) upon the occurrence of a change of control event (as defined in the 1994 Stock Incentive Plan). All rights to the shares will terminate and be forfeited if Mr. Barr is discharged for cause, he resigns from employment without the Company's consent or he violates a non-competition provision. As of December 31, 1995, the 35,000 shares had a value of $446,250. Dividends have been and will be paid on the restricted stock during the restriction period. Mr. Barr has sole voting power with respect to the restricted shares.

(6)  For 1995, this column includes: (i) $40,716, $235,470, $20,546 and $58,901 paid to Messrs. Baum, Barr, Conrad and Bechtel, respectively, in connection with their relocation to Texas; (ii) the following employer contributions, allocations or credits for the accounts of the persons named in the table under the Thrift and Stock Purchase Plan: Mr. Baum, $11,000; Mr. Conrad, $4,620; Mr. Myatt, $4,620; and Mr. Bechtel, $4,620; and (iii) the following premiums paid by the Company under split dollar life insurance agreements:
     Mr. Barr, $8,177; Mr. Conrad, $1,041; Mr. Myatt, $20,000; and Mr. Bechtel, $4,272.

OPTION GRANTS

     The following table sets forth as to the persons named in the Summary Compensation Table additional information with respect to the stock options granted during 1995, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation (compounded annually) during the option term.

--------------------------------------------------------------------------------------------------------
                                       OPTION GRANTS IN 1995
--------------------------------------------------------------------------------------------------------
                                         INDIVIDUAL GRANTS
                        -----------------------------------------------------     POTENTIAL REALIZABLE
                        NUMBER OF                                                    VALUE AT ASSUMED
                        SECURITIES     % OF TOTAL                                 ANNUAL RATES OF STOCK
                        UNDERLYING      OPTIONS                                   PRICE APPRECIATION FOR
                         OPTIONS       GRANTED TO     EXERCISE                        OPTION TERM(2)
                         GRANTED       EMPLOYEES       PRICE       EXPIRATION     ----------------------
        NAME             (SHARES)       IN 1995         /SH           DATE           5%           10%
--------------------------------------------------------------------------------------------------------
 Herbert M. Baum              -0-          -0-             N/A            N/A          N/A           N/A
--------------------------------------------------------------------------------------------------------
 John D. Barr(1)          100,000         20.9        $ 15.813       07/25/05     $995,000    $2,519,000
                           25,000          5.2        $ 19.766       07/25/05     $150,000    $  530,950
                           25,000          5.2        $ 23.719       07/25/05     $ 51,025    $  432,107
                           17,500          3.7        $  14.75       09/27/05     $162,225    $  411,600
--------------------------------------------------------------------------------------------------------
 Conrad A. Conrad(1)       12,000          2.5        $  13.00       10/16/05     $ 98,040    $  248,400
--------------------------------------------------------------------------------------------------------
 L. David Myatt               -0-          -0-          N/A           N/A              N/A           N/A
--------------------------------------------------------------------------------------------------------
 Charles F. Bechtel(1)      7,500          1.6        $  13.00       10/16/05     $ 61,275    $  155,250
--------------------------------------------------------------------------------------------------------

---------

(1) All the stock options were granted under the Company's 1994 Stock Incentive Plan and 1986 Stock Option Plan, expire ten years from the date of grant and became or will become exercisable six months from the date of grant. All the stock options were granted at 100% of fair market value of the Company's Capital Stock on the date of grant except for the two grants of stock options for 25,000 shares to Mr. Barr, which were made at 125% and 150% of such fair market value, respectively. The stock options may be exercised following termination of employment under certain circumstances, and the exercise price of the stock options may be paid in cash, in shares of Capital Stock which have been held for at least six months or in any combination of cash and shares. Each stock option may be terminated by the Organization and Compensation Committee in its discretion if the optionee engages in any business which is in competition with the Company or certain other activities which in any way interfere with the relationship between the Company and its customers or employees.

(2) The assumed 5% and 10% annual rates of stock price appreciation do not reflect recent annual rates of appreciation of the Capital Stock and are not intended to forecast possible future stock price appreciation.

OPTION/SAR EXERCISES AND VALUES

     The following table sets forth as to the persons named in the Summary Compensation Table the number of shares of Capital Stock acquired upon the exercise of stock options during 1995, the value realized from such exercises, the number of shares covered by unexercised stock options held at December 31, 1995 and the value of unexercised in-the-money stock options at December 31, 1995:

------------------------------------------------------------------------------------------------------------------
                                   AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL
                                     YEAR AND 1995 YEAR-END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------

                                                                                           VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED                IN-THE-MONEY
                           ACQUIRED        VALUE               OPTIONS/SARS                    OPTIONS/SARS
                          ON EXERCISE     REALIZED         AT 1995 YEAR END(2)              AT 1995 YEAR END(3)
                           (SHARES)         (1)        -----------------------------------------------------------
         NAME                                          EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
  Herbert M. Baum              -0-            -0-         85,500         184,500          $47,675        $57,375
------------------------------------------------------------------------------------------------------------------
  John D. Barr                 -0-            -0-            -0-         167,500              -0-            -0-
------------------------------------------------------------------------------------------------------------------
  Conrad A. Conrad             -0-            -0-         57,600          12,000          $21,312            -0-
------------------------------------------------------------------------------------------------------------------
  L. David Myatt               -0-            -0-         50,000         200,000              -0-            -0-
------------------------------------------------------------------------------------------------------------------
  Charles F. Bechtel         1,500         $3,187         25,500           7,500          $ 3,187            -0-
------------------------------------------------------------------------------------------------------------------

---------

(1) The value realized is the difference between the aggregate fair market value of the shares acquired on exercise and the aggregate exercise price.

(2) Alternative stock appreciation rights were granted in conjunction with all stock options granted prior to 1992. Alternative stock appreciation rights, all of which are presently exercisable, have been granted to Mr. Conrad in conjunction with stock options for 45,100 shares.

(3) The value is the aggregate amount by which the fair market value of the shares covered by in-the-money stock options at December 31, 1995 ($12.75 per share) exceeded the exercise price of such stock options.

LONG-TERM INCENTIVE AWARDS

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the long-term incentive awards made during 1995:

--------------------------------------------------------------------------------------------
                          LONG-TERM INCENTIVE PLAN AWARDS IN 1995
--------------------------------------------------------------------------------------------
                                                                         ESTIMATED FUTURE
                                                                        PAYOUTS UNDER NON-
                                                                         STOCK PRICE-BASED
                                              PERFORMANCE OR OTHER             PLANS
                            NUMBER OF             PERIOD UNTIL         ---------------------
                         SHARES, UNITS OR        MATURATION OR                       TARGET/
        NAME               OTHER RIGHTS             PAYMENT            THRESHOLD     MAXIMUM
--------------------------------------------------------------------------------------------
  Herbert M. Baum                -0-                  N/A                   N/A         N/A
--------------------------------------------------------------------------------------------
  John D. Barr                   -0-                  N/A                   N/A         N/A
--------------------------------------------------------------------------------------------
  Conrad A. Conrad               -0-                  N/A                   N/A         N/A
--------------------------------------------------------------------------------------------
  L. David Myatt(1)            8,775           1994 through 1996        $ 4,388      $8,775
--------------------------------------------------------------------------------------------
  Charles F. Bechtel             -0-                  N/A                   N/A         N/A
--------------------------------------------------------------------------------------------

---------

(1) During 1995, Mr. Myatt received an award of 8,775 restricted performance shares under the 1994 Stock Incentive Plan. The number of shares awarded was based on his position, his base salary and the period of his employment with Quaker State. The award is for a three-year performance cycle from 1994 through 1996 and is subject to forfeiture if the goals for three-year average return on average equity ("Average

     ROE") and three-year cumulative earnings per share ("Cumulative EPS") established by the Organization and Compensation Committee are not achieved. The transferability and forfeiture restrictions with respect to all the shares will lapse if both the target Average ROE goal and the target Cumulative EPS goal are achieved for the full three-year period of the award cycle. The restrictions with respect to 50% of the shares will lapse if the target Average ROE goal is achieved for the full award cycle and a lesser threshold Cumulative EPS goal is achieved but not exceeded for the full award cycle. The restrictions will lapse as to more than 50% but less than 100% of the shares if the target Average ROE goal is achieved for the full award cycle and the Cumulative EPS for the full award cycle is more than the threshold Cumulative EPS goal but less than the target Cumulative EPS goal. The restrictions with respect to all the shares also will lapse upon the death of Mr. Myatt or the occurrence of a change of control event as defined in the 1994 Stock Incentive Plan. All rights to the shares will terminate and be forfeited if the employment of Mr. Myatt terminates for any reason other than voluntary termination with the Company's consent, severance or retirement under a Quaker State plan or death or he violates a non-competition provision. Dividends have been and will be paid on the restricted performance shares during the restriction period, except that any dividends paid in shares of the Capital Stock will be subject to the same restrictions as are applicable to the restricted performance shares. The grantee has sole voting power with respect to the restricted performance shares.

BAUM EMPLOYMENT AGREEMENT

     Mr. Baum is employed under an Employment Agreement, which was amended and restated during 1994. The agreement provides for his employment as Chairman of the Board and Chief Executive Officer through July 31, 1998 at a base salary of not less than $550,000 per year. The term of the agreement is extended automatically for one additional year as of August 1, 1998 and on each anniversary date thereafter through August 1, 2000 unless, no later than 90 days prior to any renewal date, either the Board of Directors or Mr. Baum gives written notice to the other that the agreement is not to be extended.

     The Employment Agreement provides that Mr. Baum is entitled to participate in the same cash bonus and incentive plans and arrangements that are applicable to other executive officers of Quaker State unless the Organization and Compensation Committee approves a different arrangement no less favorable to Mr. Baum. The agreement also provides that Mr. Baum is entitled to participate in the Company's various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements to the extent he is eligible for participation and to receive certain other personal benefits.

     The Employment Agreement provides that it will terminate in the event of:
(i) Mr. Baum's death or disability, (ii) his discharge for cause, (iii) his discharge without cause or (iv) his resignation. In the event the agreement terminates by reason of death or discharge for cause, Mr. Baum will only be entitled to accrued compensation and benefits. In the event the agreement terminates by reason of disability, discharge without cause or resignation, Mr. Baum, in addition to accrued compensation and benefits, will be entitled to a monthly severance/retirement payment calculated as of the date of termination, which is the monthly equivalent of a $200,000 annual benefit reduced by the actuarial equivalent of (i) Mr. Baum's projected primary social security amount and (ii) the benefits payable to Mr. Baum under all tax qualified retirement plans maintained by the Company. The severance/retirement payments will be suspended during any period in which Mr. Baum is an employee or independent contractor of another company with a rate of compensation equal to or in excess of $16,667 per month and, in the event of Mr. Baum's disability, the payment will be reduced dollar for dollar by the amount of disability benefits, if any, paid to Mr. Baum in accordance with any disability policy or program of Quaker State.

     In the event Mr. Baum is discharged without cause or resigns with good reason at any time within two years following the date that a change of control as defined in the Employment Agreement occurs, the agreement provides that in addition to the other amounts payable under the agreement, Mr. Baum will be entitled to receive for a period of three years from the date of termination his base salary and an annual bonus equal to his target bonus for the calendar year in which the date of termination occurs. The payments under the agreement may in certain circumstances be reduced if all or part of the payments are determined to be "excess parachute payments" within the meaning of the Internal Revenue Code (the "Code").

     The Employment Agreement contains a non-competition and non-solicitation agreement by Mr. Baum which covers the period of his employment under the agreement and the three years after any termination of employment.

BARR EMPLOYMENT ARRANGEMENT

     Mr. Barr was employed as President and Chief Operating Officer of Quaker State and Chief Executive Officer of the Motor Oil Division at a base salary of $375,000 per year, with participation in the Company's Annual Incentive Bonus Plan at a target bonus of 45% of base salary, commencing in 1996. Quaker State agreed that in the event Mr. Barr's employment was terminated without cause or as a result of mutual agreement between the Company and Mr. Barr, Mr. Barr would be paid base salary continuation for two years, conditioned upon his agreement to protect the confidentiality of corporate information and not to be employed by any organization in competition with Quaker State for two years. At any time after December 1, 1998, Mr. Barr has the right to terminate his employment unilaterally and receive the severance benefit subject to the same confidentiality and non-competition requirements. Mr. Barr is also entitled to supplemental retirement benefits (see "Supplemental Retirement Benefits" below).

MYATT EMPLOYMENT AGREEMENT

     Mr. Myatt is employed by Quaker State under an Employment Agreement entered into in 1994 at the time of the acquisition of Specialty Oil and Westland Oil. The agreement originally provided for his employment as Vice Chairman of Quaker State and Chief Executive Officer of the Motor Oil Division through September 30, 1999 at a base salary of not less than $200,000 per year. The term of the agreement is extended automatically for one additional year as of October 1, 1999 and on each anniversary date thereafter unless, no later than 90 days prior to any extension date, either the Board of Directors or Mr. Myatt gives written notice to the other that the agreement is not to be extended.

     Following the employment of Mr. Barr as President and Chief Operating Officer of Quaker State and Chief Executive Officer of the Motor Oil Division, with the approval of the Organization and Compensation Committee, the duties of Mr. Myatt as Vice Chairman were redefined without a formal amendment of the Employment Agreement. Among other things, Mr. Myatt will act on behalf of and at the request of the Chief Executive Officer to (i) negotiate major supply contracts and technical agreements, (ii) represent Quaker State in its trade relations with major customers, and (iii) oversee development of the Company's used-oil recycling business.

     The Employment Agreement provides that in addition to salary, Mr. Myatt is eligible to participate at the next to the highest level under the Company's executive compensation arrangements, to participate in the Company's various retirement and welfare plans to the extent he is eligible for participation and to receive certain other personal benefits.

     The Employment Agreement provides that it will terminate in the event of
(i) Mr. Myatt's death or disability, (ii) his discharge for cause, (iii) his discharge without cause or (iv) his resignation. Mr. Myatt is entitled only to accrued compensation and benefits upon termination of the agreement, except that in the event Mr. Myatt is discharged without cause or resigns with good reason at any time within two years following the date that a change of control as defined in the agreement occurs, he also will be entitled to receive for a period of three years from the date of termination his base salary and an annual bonus equal to his target bonus for the calendar year in which the date of termination occurs.

     The Employment Agreement contains a non-competition and non-solicitation agreement by Mr. Myatt which covers the period of his employment under the agreement and the three years after any termination of employment.

EMPLOYMENT CONTINUATION AGREEMENTS

     During 1995, Quaker State entered into Employment Continuation Agreements with a number of key executives, including Messrs. Barr, Conrad, and Bechtel but not including Messrs. Baum and Myatt. The agreements provide for the continued employment of the executives for a period of two years following a change of control as defined in the agreements. Under the agreements, during this employment period, the executive's position, authority and responsibilities shall be at least commensurate with those held, exercised and assigned immediately prior to the change of control, and the executive shall receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control and shall be afforded the opportunity to receive an annual bonus on terms no less favorable to the executive than the annual bonus opportunity that had been available to the executive for the calendar year ended immediately prior to the change of control. During the employment period, the executive also shall be entitled to participate in all long-term incentive compensation programs and employee benefit plans at essentially the same level as prior to the change of control.

     The Employment Continuation Agreements provide that if the executive's employment terminates during the employment period by reason of death or disability, the executive or his beneficiary or estate shall be entitled to accrued compensation and benefits as well as any additional benefits payable due to death or disability under Quaker State's plans, policies or programs. The executive also is entitled to accrued compensation and benefits if the executive's employment is terminated during the employment period for cause or the executive voluntarily terminates his employment during such period other than on account of good reason. However, if during the employment period the Company terminates the executive's employment other than for cause, or following a change of control the executive terminates his employment for good reason, the agreements provide that the Company will pay the executive in addition to accrued compensation and benefits cash amounts equal to (i) three times the sum of (a) the executive's annual base salary and (b) the average of the bonuses payable to the executive for the three calendar years ending immediately prior to the change of control and (ii) the present value of the additional retirement benefits that would have been payable to the executive under Quaker State's Pension Plan or any supplemental retirement arrangements had the executive remained in employment until the expiration of the employment period.

     In the event any amount paid to an executive under an Employment Continuation Agreement would be an "excess parachute payment" as defined in the Code, the amount payable under the agreement may be reduced.

OTHER SEVERANCE AGREEMENTS

     Since 1988, Quaker State has had a severance plan (the "Severance Plan") under which eligible employees are entitled to a severance allowance in the event of termination of employment following a change of control (as defined in the plan). All non-union full-time salaried employees and all non-union full-time hourly employees of Quaker State and its domestic subsidiaries are entitled to participate. Under the Severance Plan, an eligible employee whose employment is terminated by employer action other than for cause following a change of control or who resigns under certain circumstances following a change of control is entitled to a severance allowance equal to two weeks' earnings for each full year the employee has been employed plus earned but unused vacation pay. For purposes of determining the severance allowance, an employee's earnings include his or her regular rate of salary for the calendar year in which the change of control occurs plus bonuses earned for the preceding calendar year, reduced to a weekly average; provided, however, that if such earnings for the calendar year in which the termination occurs are higher, the higher earnings are used. Participation in any pension or medical plan in which the employee participated at the time of termination of employment continues during the severance allowance payment period. The Severance Plan may not be amended or terminated for three years following a change of control. All the executives named in the Summary Compensation Table are entitled to participate in the Severance Plan.

     Quaker State also has a Severance Pay Plan for Salaried and Hourly Non-Union Employees which covers substantially all its salaried employees and which provides for severance benefits in the event the Company reduces the workforce, eliminates the covered employee's position or closes or sells the facility at which the covered employee is employed. The payments under this plan are one week of base salary multiplied by years of service. None of the persons named in the Summary Compensation Table above could receive severance payments in excess of $100,000 under this plan, and payments under this plan are not made if payments are made under the Severance Plan.

PENSION BENEFITS

     The Quaker State Pension Plan (the "Pension Plan") covers substantially all the Company's salaried employees. The Pension Plan is a non-contributory, defined benefit plan providing for pensions based upon years of service and average annual base salary for the thirty-six consecutive months of highest earnings in the last ten years of service. Pension benefits become vested after five years of service.

     There are separate benefit formulas for employees with five or more years of service as of March 1, 1993 ("Class I Participants") and for employees who did not have five years of service as of March 1, 1993 ("Class II Participants"). Pension Plan Tables I and II below present the estimated annual retirement benefits under the Pension Plan under both formulas for the average annual base salary and years of service indicated, on the assumptions that full retirement benefits will be payable and that the benefits will be paid in the form of a single life annuity.

     Pension Plan Table I provides information for Class I Participants who receive credit for up to 30 years of service. The pension for these participants is reduced by up to 66% of the employee's primary social security benefit, but the retirement benefits shown do not reflect the deduction. Mr. Conrad is a Class I Participant.

     Pension Plan Table II provides information for Class II Participants who receive credit for up to 35 years of service. The retirement benefit for these participants is equal to a percentage of average annual base salary plus an additional percentage of the amount by which average annual base salary exceeds average annual social-security-covered compensation for the year of the employee's termination of employment or retirement, whichever is earlier, and the preceding 34 years. The retirement benefits shown in the table are based on average annual social-security-covered compensation for the 35-year period through and including 1995. Messrs. Baum, Barr, Myatt and Bechtel are Class II Participants.

---------------------------------------------------------------------------
                           PENSION PLAN TABLE I
---------------------------------------------------------------------------
                       ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF
   AVERAGE                            SERVICE INDICATED ($)
   ANNUAL           -------------------------------------------------------
BASE SALARY ($)      10 YR.      15 YR.      20 YR.      25 YR.      30 YR.
---------------------------------------------------------------------------
    100,000          27,500      41,250      55,000      60,000      65,000
---------------------------------------------------------------------------
    150,000          41,250      61,875      82,500      90,000      97,500
---------------------------------------------------------------------------
    200,000          55,000      82,500     110,000     120,000     130,000
---------------------------------------------------------------------------
    250,000          68,750     103,125     137,500     150,000     162,500
---------------------------------------------------------------------------
    300,000          82,500     123,750     165,000     180,000     195,000
---------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                 PENSION PLAN TABLE II
-------------------------------------------------------------------------------------------
                    ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE INDICATED ($)
   AVERAGE
   ANNUAL           -----------------------------------------------------------------------
BASE SALARY ($)           5 YR.      10 YR.      15 YR.      20 YR.      25 YR.      30 YR.
-------------------------------------------------------------------------------------------
    100,000               7,102      14,204      21,306      28,408      35,510      49,714
-------------------------------------------------------------------------------------------
    150,000              10,977      21,954      32,931      43,908      54,885      76,839
-------------------------------------------------------------------------------------------
    200,000              14,852      29,704      44,556      59,408      74,260     103,964
-------------------------------------------------------------------------------------------
    250,000              18,727      37,454      56,181      74,908      93,635     131,089
-------------------------------------------------------------------------------------------
    300,000              22,602      45,204      67,806      90,408     113,010     158,214
-------------------------------------------------------------------------------------------
    350,000              26,477      52,954      79,431     105,908     132,385     185,339
-------------------------------------------------------------------------------------------
    400,000              30,352      60,704      91,056     121,408     151,760     212,464
-------------------------------------------------------------------------------------------
    450,000              34,227      68,454     102,681     136,908     171,135     239,589
-------------------------------------------------------------------------------------------
    500,000              38,102      76,204     114,306     152,408     190,510     266,714
-------------------------------------------------------------------------------------------
    550,000              41,977      83,954     125,931     167,908     209,885     293,839
-------------------------------------------------------------------------------------------
    700,000              53,602     107,204     160,806     214,408     268,010     375,214
-------------------------------------------------------------------------------------------

     Base salary is the only compensation taken into account for the purpose of determining the benefits under the Pension Plan. The salary reflected in the Summary Compensation Table for Mr. Conrad for the last three years is the salary which would have been taken into account had his service terminated on December 31, 1995 with 21 years of service. As of that date, Messrs. Baum, Barr, Myatt and Bechtel had thirty months, six months, fifteen months and twenty-five months of service, respectively.

     Sections 401(a)(17) and 415 of the Code limit, respectively, the amount of compensation which may be used in calculating pension benefits, and the maximum amount of annual benefits which may be paid, under tax-qualified retirement plans such as the Pension Plan. Quaker State has a Supplemental Excess Retirement Plan which authorizes the payment from general funds of the Company of any benefits calculated under the provisions of the Pension Plan that may be above the limits under these Sections.

     The Pension Plan provides that if it is terminated within three years following a change of control (as defined in the Pension Plan) and if upon such termination there exist excess Pension Plan assets, then all active participants in the Pension Plan who are not otherwise vested will become fully vested, and any excess assets will be allocated among all (i) active participants, (ii) retirees who began receiving benefits under the Pension Plan at the time of termination of their employment and (iii) beneficiaries of the foregoing proportionately on the basis of their respective benefits payable under the Pension Plan as of its termination date. This provision of the Pension Plan may not be amended for three years following a change of control.

SUPPLEMENTAL RETIREMENT BENEFITS

     Mr. Baum will be entitled to monthly severance/retirement payments under certain circumstances as described under "Baum Employment Agreement" above. Any such payments will be subject to reduction in the event Mr. Baum becomes entitled to pension benefits under the Pension Plan.

     At the time of the employment of Mr. Barr as President and Chief Operating Officer and Chief Executive Officer of the Motor Oil Division, the Company agreed to provide Mr. Barr with monthly supplemental retirement benefits in the event of retirement at or after age 50 at the request of the Company for reasons other than cause or as a result of mutual agreement between Mr. Barr and the Company. Under the arrangement, Mr. Barr will be entitled to receive a supplemental pension, payable in the form of a single life annuity, which when combined with any pension to which he may be entitled under the Pension Plan, will result in an annual pension benefit of $150,000 should he retire at ages 50 through 54, $200,000 should he retire at age 55 and 50% of base salary (but not less than $200,000) should he retire at or after age 56. Other payment options are available. The supplemental pension benefits will terminate on the earlier of Mr. Barr's death, his failure during the first three years of his retirement to protect the confidentiality of corporate information or his commencement of employment with a competing organization; provided, however, that supplemental retirement payments will continue after Mr. Barr's death if the form of payment which Mr. Barr elects so provides. The monthly payments will be actuarially reduced if the form of payment is other than a single life annuity. Under the arrangement, surviving spouse benefits also are available should Mr. Barr die before retirement while employed by the Company. The supplemental retirement benefits payable to Mr. Barr are not subject to reduction during any period when he is receiving severance payments as described under "Barr Employment Arrangement" above.

     Quaker State also has agreed to provide Mr. Bechtel with monthly supplemental retirement benefits in the event of his retirement at or after age 60 at the request of the Company for reasons other than cause or as a result of mutual agreement between Mr. Bechtel and the Company. Under the arrangement, Mr. Bechtel will be entitled to receive a supplemental pension, payable in the form of a single life annuity, which, when combined with any pension to which he may be entitled under the Pension Plan and the pension plan of a previous employer, will result in an annual pension benefit of $100,000 prior to age 65, and which when combined with such pensions and the annual amount of social security benefits will result in an annual pension benefit of $100,000 after age 65. The supplemental pension benefits will terminate at his death.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Quaker State had a $45,000,000 revolving credit facility with a group of banks, including Integra National Bank/North, which participated in such facility to the extent of $5,000,000. Integra National Bank/North is a wholly-owned subsidiary of Integra Financial Corporation, of which Mr. Carroll is President and Chief Operating Officer. Quaker State was entitled to make borrowings under this facility at interest rates selected by Quaker State from several interest rate options. Quaker State paid fees and interest under this facility totaling $223,653 in 1995. The facility was terminated by Quaker State in September 1995.

     Quaker State and a trust for the benefit of Mr. Ross's three children were parties to a lease under which Quaker State leased a warehouse and office space in Miami, Florida at an annual rental of $89,460 plus taxes. The lease expired on December 31, 1995. The Company continues to occupy the premises on a month-to-month basis during negotiation of a new lease. The terms of the prior lease were determined through negotiations before Mr. Ross became a director and were comparable to the terms that would have applied in a transaction with a non-affiliate.

     Moon Realty, a partnership controlled by Mr. Myatt, leases warehouse and office space in Arkansas, Louisiana and Mississippi to the Company's subsidiaries Westland Oil or Specialty Oil. During 1995, the aggregate annual rentals amounted to approximately $1,460,000 plus taxes. Double M Investments, a separate partnership in which Mr. Myatt and his brother are partners, also leases warehouse and office space to Westland Oil or Specialty Oil at various locations in Louisiana. The aggregate annual rentals during 1995 amounted to approximately $79,000 plus taxes. All the Moon Realty and Double M Investments leases were entered into before Quaker State acquired Specialty and Westland and expire in 2004. Mr. Myatt's brother is a Vice President of Quaker State's Motor Oil Division.

     In February 1996, Quaker State completed the purchase for approximately $9,000,000 of manufacturing and warehouse property in Shreveport, Louisiana owned by Moon Realty. The property had been acquired by Moon Realty more than two years prior to the transaction and the purchase price was determined through arm's length negotiations before Mr. Myatt's affiliation with the Company.

     Westland Oil regularly purchases lubricant base stocks from Calumet Lubricants Co., of which Mr. Grube is President. The amount of such purchases in 1995 was approximately $1,600,000. The purchases were made at prices comparable to those paid for lubricant base stocks purchased from unrelated parties.

     At the time of his employment, Quaker State loaned Mr. Barr, President and Chief Operating Officer and Chief Executive Officer of the Motor Oil Division, $150,000 to assist him in his purchase of a new residence in Dallas, Texas. No interest was charged and the debt was repaid in full prior to the end of 1995.

               ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Dr. Gardner (Chair) and Messrs. Fetterolf and McQuaide were members of the Organization and Compensation Committee throughout 1995. W. Craig McClelland, a former director, was a member of the Committee until February 1995. Mr. Haselton and Ms. Cutler became members of the Committee on February 28, 1995 and May 25, 1995, respectively. All the members of the Committee are and have been non-employee directors.

     During 1995, there were, and there presently are, no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Organization and Compensation Committee.

               ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Organization and Compensation Committee has responsibility for setting policy with respect to executive compensation. The Committee reviews and approves the base salaries, bonuses, long-term incentive compensation and employee benefits of the Company's executive officers and other key executives.

     Compensation Philosophy. Quaker State's executive compensation program provides executives with competitive compensation opportunities relative to other comparably sized employers and links executive compensation to increases in stockholder value. The program is based heavily on the use of short- and long-term incentive compensation, which ties the compensation of executives to the overall success of the Company. The 1994 Stock Incentive Plan creates a significant compensation and wealth-building opportunity based on the performance of the Company's Capital Stock.

     The Company's compensation consultant provides management and the Committee with competitive compensation data relative to other comparably sized companies in general industry. The Company generally targets each element of the compensation package at the median of competitive practice. Competitive data typically do not include all the companies used in the peer group for the Stockholder Return Performance Graph included in this Proxy Statement.

     1995 CEO Compensation Package. Mr. Baum's compensation is provided for in his Employment Agreement, which was amended effective August 1, 1994 and approved by the Committee. Under the amended agreement, Mr. Baum's base salary was increased from $450,000 to $550,000 per year to reflect Quaker State's improved financial performance since Mr. Baum was employed in June 1993. Mr. Baum's base salary was not changed during 1995. For 1995, Mr. Baum participated in the Company's Annual Incentive Bonus Plan with a target bonus of 50% of his base salary upon the achievement of performance goals established by the Committee. Mr. Baum's bonus reflected 88% attainment of the revenue goal, which accounted for 20% of the total performance target, and non-attainment of the net income per share goal, which accounted for 80% (see "Annual Incentive Bonus Plan" below). Mr. Baum did not receive any long-term incentive compensation during 1995 because he received substantial stock option grants and restricted stock awards during 1993 and 1994 under his original and amended Employment Agreements. Over half of Mr. Baum's stock options were granted at exercise prices in excess of the market price of the Capital Stock on the date of the grants, and approximately half of Mr. Baum's restricted stock awards will be forfeited if market price levels in excess of the market price of the Capital Stock on the date of the awards are not achieved. In accordance with the Committee's policy, Mr. Baum's compensation package depends in large measure on improvements in corporate performance and increased stockholder value.

     President and COO. In July 1995, Quaker State employed Mr. Barr as President and Chief Operating Officer of the Company and Chief Executive Officer of the Motor Oil Division. Mr. Barr's compensation package was approved by the Committee. His base salary was established at $375,000 per year, to be reviewed annually. In 1996 and thereafter, Mr. Barr will participate in the Annual Incentive Bonus Plan with a target bonus of 45% of base salary. For 1995, he received an incentive payment of $150,000 in lieu of any bonus under the Annual Incentive Bonus Plan. Under the terms of his employment, Mr. Barr received $100,000 to offset the loss of incentives from his prior employer, stock options for 167,500 shares, 50,000 of which were granted at exercise prices in excess of the market price of the Capital Stock on the date of grant, and a restricted stock award of 35,000 shares as to which the restrictions lapse over time. In accordance with the Committee's policy, Mr. Barr's total compensation depends on improvements in corporate performance and increased stockholder value.

     During the latter part of 1995, the Company's compensation consultant completed a study for the Committee of the relationship in pay between the Chief Executive Officer and the Chief Operating Officer and concluded that the Company's pay levels for these positions are in line with competitive practice among companies with similar revenues. None of the companies included in the study were companies in the peer group for which information is included in the Stockholder Return Performance Graph.

     Annual Incentive Bonus Plan. Effective at the beginning of 1995, Quaker State's Annual Incentive Bonus Plan was amended with the Committee's approval to link the bonuses of all participants to total corporate performance. The performance goals established by the Committee for executive officers with corporate-wide responsibility, such as Messrs. Baum, Conrad and Myatt, were specified increases in net income per share and total revenue. These performance goals were weighted 80% on income and 20% on revenue. The performance goals established by the Committee for executives of the Motor Oil Division, including Mr. Bechtel, were specified increases in earnings before interest and taxes (weighted 60%), net income per share (weighted 20%) and total gallons of motor oil sold (weighted 20%). Threshold goals were established entitling participants to 50% of the target bonus, and maximum goals were established entitling participants to 150% of the target bonus. The performance goals were designed by the Committee to provide cash incentives for improved short-term corporate performance.

     Long-Term Incentive Compensation. Long-term incentive compensation may be granted under Quaker State's 1994 Stock Incentive Plan, which provides for the grant of stock options, restricted stock awards and other share awards. During 1994 and 1995, restricted performance share awards for a 1994-1996 performance cycle were granted to all executive officers except Messrs. Baum and Barr. The restrictions will lapse at the end of the cycle if three-year average return on average equity and three-year cumulative earnings per share goals established by the Committee are achieved.

     Stock option grants were made by the Committee under the 1994 Stock Incentive Plan to a large number of key employees in October and December 1995, including all executive officers other than Messrs. Baum, Barr and Myatt. The grants were made at 100% of the market price of the Capital Stock on the date of grant. It is the intention of the Committee to make stock option grants to a broad group of key employees approximately every two years, the last broad-based grant having been made in December 1993. Messrs. Baum, Barr and Myatt did not participate in the 1995 grants because of the stock option grants made to them in connection with their employment. Except for such executive officers, who received front-loaded grants in connection with their employment, the Committee does not formally consider the number of previously granted stock options in making its awards. Instead, the Committee bases long-term incentive grants on competitive data and individual performance.

     Other Executive Officers. The Committee's compensation philosophy requires that total compensation depend on improvements in corporate performance and increased shareholder value. During 1995, the Company's compensation consultant presented an analysis of Quaker State's top ten executive positions in comparison to (i) the consultant's proprietary compensation database and another confidential exhaustive pay survey, and (ii) compensation data publicly disclosed for Quaker State's peer group of companies included in the Stockholder Return Performance Graph. The analysis showed that Quaker State's executive compensation was reasonably close to market norms.

     Share Ownership Requirement. During 1993, the Committee established minimum share ownership goals for Quaker State's executive officers, to be achieved over a four-year period. The CEO, COO and the two Vice Chairmen are expected to achieve ownership of shares of Capital Stock having a fair market value equivalent to at least two times annual base salary. The other executive officers are expected to achieve ownership of shares having a value equivalent to at least their annual base salary.

     Other Committee Action. During 1995, the Committee approved Employment Continuation Agreements that provide protection for the executive officers in the event of a change of control. The agreements are described in this Proxy Statement under the caption "Employment Continuation Agreements". Mr. Baum recommended and the Committee approved the key executives who received these agreements. Messrs. Baum and Myatt were not offered Employment Continuation Agreements because their Employment Agreements provide similar protection.

     General. In general, the Committee will set executive compensation with due consideration of the requirements for deductibility under Section 162(m) of the Code, which may limit the deductibility of annual compensation in excess of $1 million for certain executives. However, under appropriate circumstances and when merited by individual performance, the Committee may authorize compensation that may not be fully deductible by the Company. In recognition of his contribution to the Company, Mr. Baum's compensation has been established by the Committee at a level at which a portion of his compensation each year may not be deductible under Section 162(m).

     The Committee intends to continue to structure the Company's executive compensation so that a significant portion of the compensation will be tied to objective standards of corporate performance and increased stockholder value.


Thomas A. Gardner, Chair            Forrest R. Haselton
Laurel Cutler                       Delbert J. McQuaide
C. Frederick Fetterolf


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns over the years 1991 through 1995 of (i) the Capital Stock, (ii) the Standard and Poor's 500 Stock Index and (iii) a group of peer companies selected by Quaker State. The performance graph assumes that $100 was invested on January 1, 1991 in the Capital Stock, the index and the peer group, and that all dividends were reinvested.

     The peer group includes Quaker State, certain petroleum refiners and marketers, and certain companies specializing in the marketing of branded consumer products: Armor All Products Corporation, Ashland Oil, Inc., Diamond Shamrock, Inc., First Brands Corporation, Monro Muffler Brake, Inc., Pennzoil Company, Sun Company, Inc., WD-40 Company, Witco Corporation and Wynn's International, Inc. The peer group was selected from a group of oil-related and marketing companies toward which Quaker State is positioning itself. The companies were included in a research report prepared for Quaker State.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY, THE S&P 500 STOCK INDEX AND THE PEER GROUP


                                   [GRAPH]


      MEASUREMENT PERIOD                          S&P 500 IN-
    (FISCAL YEAR COVERED)        QUAKER STATE         DEX         PEER GROUP
            1990                    100.00          100.00          100.00
            1991                    128.87          126.42          109.46
            1992                    121.09          136.05          135.27
            1993                    147.82          149.76          160.51
            1994                    159.10          151.74          163.76
            1995                    149.05          214.86          179.60

                                     ITEM 2

                            APPROVAL OF ADOPTION OF
                            1996 DIRECTORS' FEE PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     Quaker State's 1996 Directors' Fee Plan (the "Directors' Plan") was adopted by the Board of Directors on March 21, 1996, subject to approval by the stockholders at the Annual Meeting. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of adoption of the Directors' Plan.

     The principal features of the Directors' Plan are summarized below, but the summary is qualified in its entirety by the full text of the Directors' Plan, which is set forth as Exhibit 1 to this Proxy Statement.

GENERAL

     The purposes of the Directors' Plan are to provide Quaker State directors with payment alternatives for fees ("Directors' Fees") payable for future services as members of the Board of Directors or of any Board Committee and to increase the identification of interests between such directors and the stockholders of the Company by providing directors the opportunity to elect to receive payment of Directors' Fees in Capital Stock. Any director who is separately compensated for services on the Board or a Board Committee is eligible to participate in the Directors' Plan. Directors who are employees of Quaker State are not separately compensated for services as a director.

     Non-employee directors currently receive an annual retainer of $21,000, plus $1,000 for each Board meeting or Board Committee meeting attended. Chairs of Board Committees receive an additional $3,000 per annum. Directors currently receive payment of Directors' Fees in cash. The Directors' Plan would add three additional payment alternatives: (1) current payment in shares of Capital Stock,
(2) deferral for subsequent payment in cash and (3) deferral for subsequent payment in shares of Capital Stock. The aggregate number of shares of Capital Stock which may be issued or credited to directors' Deferred Stock Compensation Accounts under the Directors' Plan is limited to 50,000 shares per year, subject to proportionate adjustment in the event of stock splits and similar events.

FEE PAYMENT ALTERNATIVES

     The Directors' Plan would permit eligible directors to elect among four alternatives for the payment of Directors' Fees:

          (1) Current Cash Payment. Unless an election of another method of payment is in effect, payment of Directors' Fees will be made in cash on the date such fees are otherwise payable.

          (2) Cash Deferral Election. A director may elect to defer payment of all or a portion of the Directors' Fees otherwise payable in a calendar year for subsequent payment in cash (a "Cash Deferral Election"). Deferred Directors' Fees would be credited to a bookkeeping account (a "Deferred Cash Compensation Account") for the director. The director may elect to have amounts credited to his or her Deferred Cash Compensation Account treated as if invested in one or more of the funds (other than the Quaker State Stock Fund) available to employees under the Company's Thrift and Stock Purchase Plan or such other funds as the Board may from time to time authorize.

          (3) Current Stock Election. A director may elect to receive payment of Directors' Fees in shares of Capital Stock on the date such fees would otherwise be payable in cash (a "Current Stock Election"). On each date on which Directors' Fees would otherwise be paid in cash, the director would receive a number of shares of Capital Stock equal to 105% of the amount of the cash otherwise payable divided by the fair market value on such date of a share of Capital Stock. Fair market value, for purposes of the Directors' Plan, will generally be the mean between the publicly reported high and low sale prices per share of the Capital Stock for the date as of which fair market value is to be determined. On March 15, 1996 the fair market value of a share of the Capital Stock, as so computed, was $13.4375.

          (4) Stock Deferral Election. A director may elect to defer payment of all Directors' Fees otherwise payable in a calendar year for subsequent payment in shares of Capital Stock (a "Stock Deferral Election"). On each date on which Directors' Fees would otherwise be paid in cash, a bookkeeping account (a "Deferred Stock Compensation Account") for the director would be credited with a number of shares of Capital Stock (including fractional shares) equal to 105% of the amount of the cash otherwise payable divided by the fair market value on such date of a share of Capital Stock. On each dividend payment date, the director's Deferred Stock Compensation Account would be credited with an additional number of shares of Capital Stock equal to the amount of the dividend on the number of shares held in the account divided by the fair market value on such date of a share of Capital Stock.

PAYMENT OF DEFERRED AMOUNTS

     Payment of cash credited to a director's Deferred Cash Compensation Account or shares of Capital Stock credited to a director's Deferred Stock Compensation Account for any year would be made either in a lump sum or in up to ten annual installments, as elected by the director prior to the commencement of the year of deferral, commencing on March 30 of the year following the year during which the director ceases to be a director for any reason. A director may designate a beneficiary or beneficiaries to receive payment of deferred amounts following his death. Advance payment of deferred amounts may be permitted by the Board only to the extent necessary to avoid severe financial hardship resulting from an unanticipated financial emergency beyond the control of the director or his or her beneficiary.

     Deferred Cash Compensation Accounts and Deferred Stock Compensation Accounts will be maintained only on the books of the Company, and no cash, shares of Capital Stock or other assets will be set aside until cash or shares of Capital Stock actually become payable to a director or his or her beneficiary. No person shall have voting rights with respect to shares of Capital Stock credited to a Deferred Stock Compensation Account and not yet payable to the director or his or her beneficiary.

MISCELLANEOUS

     The Board shall have full power and authority to interpret and administer the Directors' Plan, and decisions of the Board shall be final and binding upon all parties.

     The Board may amend or terminate the Directors' Plan at any time, provided that no amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account. In order for acquisitions by directors of shares of Capital Stock under the Directors' Plan to be exempt from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), any amendment to the Directors' Plan would have to be approved by the stockholders if it would (i) increase by more than 10% the number of shares of Capital Stock which may be acquired by directors under the Plan or (ii) materially increase the benefits provided by the Plan to directors.

VOTE REQUIRED

     Under Delaware law, the affirmative vote of a majority of the shares of Quaker State's Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for approval of the adoption of the Directors' Plan. The aggregate number of shares voted "For," "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

                                     ITEM 3

                              APPROVAL OF ADOPTION
                                OF AMENDMENT TO
                           1994 STOCK INCENTIVE PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     Quaker State's 1994 Stock Incentive Plan (the "1994 Plan") was adopted by the Board of Directors on December 16, 1993, subject to stockholder approval which was obtained on May 12, 1994. The aggregate number of shares of the Company's Capital Stock which could be issued under the 1994 Plan was 1,250,000. As of the date of this Proxy Statement, 712,000 shares are subject to outstanding stock options and 298,645 shares of restricted stock have been issued. No stock options granted under the 1994 Plan have been exercised and none of the restrictions on the shares of restricted stock have lapsed.

     Quaker State's 1986 Stock Option Plan (the "1986 Plan") was adopted by the Board of Directors on March 27, 1986 subject to stockholder approval which was obtained on May 8, 1986. No stock options may be granted under the 1986 Plan subsequent to March 26, 1996 and as of that date 112,978 shares remained available for the grant of stock options under the 1986 Plan.

     On January 31, 1996, the Board of Directors, acting upon the recommendation of the Organization and Compensation Committee, amended the 1994 Plan to increase the total number of shares of the Capital Stock which may be issued thereunder by the number of shares remaining available for the grant of stock options under the 1986 Plan on March 26, 1996. This amendment is subject to approval by the stockholders at the Annual Meeting. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the adoption of the amendment of the 1994 Plan.

     The principal features of the 1994 Plan, as approved by the stockholders on May 12, 1994, are summarized below.

GENERAL

     Among the purposes of the 1994 Plan are to encourage eligible employees of Quaker State and its subsidiaries to increase their efforts to make Quaker State and its subsidiaries more successful, to provide an additional inducement for such employees to remain with Quaker State and to attract able persons to the Company. Those key employees who share responsibility for the management, growth or protection of the business of the Company or any subsidiary are eligible to be granted stock options and other awards under the 1994 Plan.

     The maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the 1994 Plan to any one employee during any calendar year is 200,000 shares. The aggregate number of shares which may be issued under the 1994 Plan and the number that may be granted to any one employee during any calendar year are subject to anti-dilution provisions set forth in the 1994 Plan. No stock options or other awards may be granted under the 1994 Plan subsequent to December 15, 2003.

     If any stock option granted under the 1994 Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the 1994 Plan, except that to the extent that alternative stock appreciation rights granted in conjunction with a stock option under the 1994 Plan are exercised and the related stock option is surrendered, the number of shares available for purposes of the 1994 Plan will be reduced by the number of shares of Capital Stock issued upon exercise of the alternative stock appreciation rights. If shares of Capital Stock are forfeited pursuant to the restrictions applicable to restricted shares awarded under the 1994 Plan, the shares forfeited will not again be available for purposes of the 1994 Plan unless during the period the shares were outstanding the awardee received no dividends or other benefits of ownership from the shares. To the extent performance shares are not earned, the number of shares is again available for purposes of the 1994 Plan.

     The shares of the Capital Stock which may be issued under the 1994 Plan may be either authorized but unissued shares or treasury shares or both.

ADMINISTRATION

     The 1994 Plan is required to be administered by a committee appointed by the Board of Directors and consisting of not less than two members of the Board, none of whom is eligible to participate in the 1994 Plan. The Organization and Compensation Committee of the Board has been appointed to administer the 1994 Plan.

     The Committee has the power to interpret the 1994 Plan and full authority, in its discretion, to grant awards under the 1994 Plan and to determine the employees to whom awards will be granted and the number of shares to be covered by each award.

STOCK OPTIONS

     The Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Code), nonstatutory stock options (stock options not qualifying under Section 422 or 423 of the Code) or both types of stock options (but not in tandem). The Committee may grant alternative stock appreciation rights in conjunction with incentive stock options or nonstatutory stock options and may grant cash payment rights in conjunction with nonstatutory stock options.

     The option price for each stock option is such price as the Committee, in its discretion, determines but will not be less than 100% of the fair market value of the Capital Stock on the date of grant of the stock option. Fair market value for all purposes under the 1994 Plan is the mean between the highest and lowest sales prices per share of the Capital Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal for the date as of which fair market value is determined. On March 15, 1996, the fair market value of a share of the Capital Stock, as so computed, was $13.4375.

     Each stock option is exercisable at such time or times as the Committee, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     Unless the Committee, in its discretion, otherwise determines, the option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay the option price in whole or in part with Capital Stock.

     For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

     Unless the Committee, in its discretion, otherwise determines, (i) no stock option granted under the 1994 Plan will be transferable other than by will or by the laws of descent and distribution and (ii) a stock option may be exercised during an optionee's lifetime only by the optionee.

     Alternative stock appreciation rights. Alternative stock appreciation rights granted in conjunction with an incentive stock option may only be granted at the time of the stock option grant. Alternative stock appreciation rights granted in conjunction with a nonstatutory stock option may be granted either at the time the stock option is granted or at any time during the term of the stock option.

     Alternative stock appreciation rights are exercisable to the extent that the related stock option is exercisable. An alternative stock appreciation right entitles the optionee to surrender the related stock option or any portion thereof without exercising the stock option and to receive that number of shares of the Capital Stock having an aggregate fair market value on the date of exercise of the alternative stock appreciation right equal to the excess of the fair market value of one share of the Capital Stock on such date over the option price per share times the number of shares covered by the stock option or portion thereof which is surrendered. Alternative stock appreciation rights granted under the 1994 Plan may not be settled in cash.

     Cash payment rights. Cash payment rights granted in conjunction with a nonstatutory stock option entitle the person who is entitled to exercise the stock option, upon exercise of the stock option, or any portion thereof, to receive cash (in addition to the shares of Capital Stock to be received upon exercise of the stock option) equal to a percentage (not greater than 100%) determined by the Committee of the excess of the fair market value of a share of Capital Stock on the date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is exercised. Cash payment rights may be used by the Committee to provide funds to the option holder to pay the income taxes payable upon exercise of a nonstatutory stock option (See "Federal Income Taxes -- Nonstatutory Stock Options" below).

     General -- Subject to the foregoing and the other provisions of the 1994 Plan, stock options granted under the 1994 Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as are determined, in its discretion, by the Committee.

RESTRICTED SHARES

     Shares of Capital Stock may be awarded by the Committee which are subject to such restrictions (including restrictions on the right to transfer or encumber the shares while subject to restrictions) as the Committee may impose thereon and be subject to forfeiture if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions.

     The Committee, in its discretion, may determine that dividends and other distributions on restricted shares will not be paid to the awardee until the lapse or termination of the applicable restrictions. From the date a restricted share award is effective, however, the awardee is a stockholder with respect to the restricted shares and will have all the rights of a stockholder with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the preceding sentence and the other restrictions imposed by the Committee.

PERFORMANCE SHARES

     The Committee may award performance shares which will entitle the awardee to receive up to the number of shares of Capital Stock covered by the award at the end of or at a specified time or times during a specified award period contingent upon the extent to which one or more predetermined performance targets are satisfied during the award period. The performance target or targets may vary for different award periods and need not be the same for each awardee receiving an award for an award period. At any time prior to the end of an award period, the Committee may adjust downward (but not upward) the performance target or targets as a result of major events unforeseen at the time of the award. The Committee, in its discretion, may determine that awardees are entitled to any dividends or other distributions that would have been paid on earned performance shares had the shares been outstanding during the period from the award to the payment of the performance shares.

OTHER SHARES

     The Committee, in its discretion, may from time to time make other awards of shares of the Capital Stock under the 1994 Plan as an inducement to the awardee to enter into employment, in recognition of the contribution of the awardee to the performance of the Company, in recognition of the awardee's individual performance or on the basis of such other factors as the Committee may deem relevant.

ADDITIONAL RIGHTS IN CERTAIN EVENTS

     The 1994 Plan provides for certain additional rights upon the occurrence of one or more events related to the ownership or continued existence of the Company ("Change of Control Events"), as defined in the 1994 Plan.

     If any Change of Control Event occurs, unless the Committee in its discretion otherwise determines (i) all outstanding stock options will become immediately and fully exercisable, (ii) all stock options held by an optionee whose employment terminates within one year of any Change of Control Event for any reason other than voluntary termination, with the consent of the Company or any subsidiary, severance under the Company's Severance Pay Plan for Salaried and Hourly Non-Union Employees, retirement under any retirement plan of the Company or any subsidiary or death will be exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option (iii) all restrictions applicable to restricted shares awarded under the 1994 Plan will lapse and (iv) all performance shares awarded under the 1994 Plan will be deemed to have been fully earned as of the date of the Change of Control Event, regardless of the attainment or nonattainment of any performance target.

POSSIBLE ANTI-TAKEOVER EFFECT

     The provisions of the 1994 Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and the deemed earnout of performance shares upon the occurrence of a Change of Control Event, and for the extension of the period during which stock options may be exercised upon termination of employment following a Change of Control Event, may be considered as having an anti-takeover effect.

MISCELLANEOUS

     The Board of Directors may amend or terminate the 1994 Plan at any time, provided that without stockholder approval no amendment of the 1994 Plan may (i) increase the total number of shares which may be issued under the 1994 Plan,
(ii) increase the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the 1994 Plan to any one employee during any calendar year, (iii) materially increase the benefits accruing under the 1994 Plan to persons subject to the provisions of Section 16(b) of the 1934 Act, (iv) materially modify the requirements as to eligibility for participation in the 1994 Plan by persons subject to the provisions of
Section 16(b), (v) make any changes in the class of employees eligible to receive incentive stock options or (vi) extend the duration of the 1994 Plan. No amendment or termination of the 1994 Plan may, without the written consent of the holder of an outstanding grant or award under the 1994 Plan, adversely affect the rights of such holder with respect thereto.

     The Committee may accept the cancellation of outstanding stock options or the contribution or surrender of restricted shares in return for the grant of new stock options for the same or a different number of shares and at the same or a different option price or for restricted shares with different restrictions.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of stock options and other awards under present law.

     Incentive Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, upon the exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other disposition within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) is treated as compensation received by the optionee and is taxable in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a "disqualifying disposition" if the option price of the incentive stock option is paid in shares of the

Company's Capital Stock or, in certain limited circumstances, if the optionee is subject to Section 16(b) of the 1934 Act. If shares of Capital Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, is recognized.

     If the employment of an optionee terminates, any incentive stock option held by the optionee that is not terminated will be converted into a nonstatutory stock option, with the tax consequences described below, if it is not exercised within three months from the date of termination (or one year from the date of termination if the optionee is disabled).

     Neither Quaker State nor any of its subsidiaries is entitled to a deduction for compensation paid with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," Quaker State or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

     Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise.

     If the option price of a nonstatutory stock option is paid in whole or in part in shares of the Company's Capital Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise.

     Optionees who are subject to Section 16(b) of the 1934 Act are subject to a special Federal income tax rule upon the exercise of a nonstatutory stock option
(i) if the exercise is within six months of the date of grant or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise. In these situations, unless an election provided for in
Section 83(b) of the Code is made to be taxed as of the date of exercise, the amount taxable as provided above is determined instead as of the date of expiration of the period following exercise during which the sale of the shares received could subject the optionee to liability under Section 16(b) (the "Section 16(b) restriction period"). The "fair market value" of shares, as used in this discussion of Federal income tax consequences, is determined without regard to the fact that the optionee is a person subject to Section 16(b).

     Alternative stock appreciation rights. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of alternative stock appreciation rights. Upon the exercise of alternative stock appreciation rights, the fair market value of the shares received, determined as of the date of exercise, and any cash received in lieu of a fraction of a share, is generally treated as compensation received in the year of exercise. For optionees who are subject to Section 16(b) of the 1934 Act, the amount taxable as provided above is determined instead as of the date of expiration of the Section 16(b) restriction period if the exercise of alternative stock appreciation rights is within six months of the date of grant unless an election provided for in
Section 83(b) of the Code is made to be taxed as of the date of exercise.

     Cash Payment Rights. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of cash payment rights. Any cash received in payment of cash payment rights is treated as compensation received in the year in which the related stock option is exercised.

     Restricted Shares. A grantee of restricted shares, including restricted performance shares, does not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a grantee is subject to Section 16(b) of the 1934 Act on the date of the award, the shares generally are deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, a grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the grantee and is taxable in the year the restrictions lapse.

     Performance and Other Shares. A grantee of performance shares does not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any shares of the Company's Capital Stock received pursuant to the award of performance shares or award of other shares are treated as compensation income received generally in the year in which the shares are received. If the grantee is subject to Section 16(b) of the 1934 Act on the date of receipt, the grantee generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the grantee makes an election under
Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income is the fair market value of the shares on the date compensation income is recognized.

     Other Tax Matters. The acceleration of the exercise date of a stock option or the exercise of a stock option, the lapse of restrictions on restricted shares or the deemed earnout of performance shares following the occurrence of a
Section 8 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee or grantee on certain amounts associated with the stock option and certain payments of the Company's Capital Stock resulting from such lapse of restrictions on restricted shares or deemed earnout of performance shares and (ii) the loss of a compensation deduction which would otherwise be allowable to Quaker State or one of its subsidiaries.

     In each instance that an amount is treated as compensation received from nonstatutory stock options, alternative stock appreciation rights, cash payment rights, restricted shares, performance shares and other share awards, Quaker State or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid. However, under Section 162(m) of the Code, Quaker State or one of its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of the compensation paid in the form of (i) restricted shares other than restricted performance shares, (ii) performance shares or (iii) other share awards, to any employee if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company or is among the four most highly compensated officers for that tax year (other than the Chief Executive Officer) for whom total compensation is required to be reported to stockholders under the 1934 Act, if the total compensation paid to such employee exceeds $1,000,000.

VOTE REQUIRED

     Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the approval of the adoption of the amendment to the Plan. The aggregate number of shares voted "For", "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

                                     ITEM 4

                    RATIFICATION OF APPOINTMENT OF AUDITORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors to audit the financial statements of Quaker State and its subsidiaries for the year 1996. Coopers & Lybrand L.L.P. has audited the financial statements of the Company and its subsidiaries since the Company was organized in 1931. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

     Coopers & Lybrand L.L.P. has advised Quaker State that no member of its firm has any direct or material indirect financial interest in Quaker State or any of its subsidiaries.

     Unless otherwise directed therein, the proxies solicited hereby will be voted for the ratification of the appointment of Coopers & Lybrand L.L.P. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection of independent auditors.

VOTE REQUIRED

     Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is needed for the ratification of the appointment of Coopers & Lybrand L.L.P. The aggregate number of shares voted "For", "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on the matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be voted upon at the Annual Meeting. Should other matters properly come before the meeting or any adjournment thereof, the proxy holders will vote upon such matters in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies for the Annual Meeting will be paid by Quaker State. In addition to solicitation of proxies by mail, the officers and regular employees of Quaker State may solicit proxies in person or by telephone. Brokers, banks and their nominees will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding proxy material and Quaker State's 1995 Annual Report to beneficial owners of shares.

     Quaker State has engaged Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC has advised Quaker State that CIC's services will include contacting brokers, banks, nominees and individual holders of record owning large numbers of shares. CIC's fees (estimated at $4,700) and expenses will be paid by Quaker State.

                           1997 STOCKHOLDER PROPOSALS

     A proposal submitted by a stockholder for the regular Annual Meeting to be held in 1997 must be received by the Secretary, Quaker State Corporation, 225 East John Carpenter Freeway, Irving, Texas 75062 on or prior to November 29, 1996 in order to be eligible to be included in the Company's Proxy Statement for that meeting. Under the Company's Bylaws, proposals by stockholders for consideration at the 1997 Annual Meeting that are not submitted for possible inclusion in the Proxy Statement for that meeting must be received by the Secretary at the above address between February 15 and March 17, 1997.

                                            By Order of the Board of Directors,

                                            Paul E. Konney,
                                            Vice President, General Counsel
                                              and Secretary

                                                                       EXHIBIT 1

                            QUAKER STATE CORPORATION

                            1996 DIRECTORS' FEE PLAN

                                       1

                         PURPOSE; RESERVATION OF SHARES

     The purposes of the 1996 Directors' Fee Plan (the "Plan") are to provide Directors of Quaker State Corporation (the "Corporation") with payment alternatives for fees payable for future services as a member of the Board of Directors of the Corporation (hereinafter referred to as the "Board") or as a member of any committee thereof ("Director Fees") and to increase the identification of interests between such Directors and the stockholders of the Corporation by providing Directors the opportunity to elect to receive payment of Director Fees in shares of Capital Stock, par value $1.00 per share, of the Corporation ("Capital Stock"). For each calendar year, the aggregate number of shares of Capital Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 50,000 shares, subject to adjustment and substitution as set forth in Section 5(b).

                                       2

                                  ELIGIBILITY

     Any Director of the Corporation who is separately compensated for services on the Board or on any committee of the Board shall be eligible to participate in the Plan.

                                       3

                                   ELECTIONS

     (a) GENERAL. Each Director may elect to receive current payment of Director Fees (on the date on which the Director Fees are payable) either in cash or in shares of Capital Stock. Each Director also may elect to defer payment of Director Fees for a calendar year and to receive such deferred payment either in cash or in shares of Capital Stock. The election by a Director to receive payment of Director Fees other than in cash on the date on which the Director Fees are otherwise payable is made by filing with the Secretary of the Corporation a Notice of Election in the form prescribed by the Corporation (an "Election"). Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date when the Director Fees are otherwise payable. Subject to the terms of the Plan, an Election may be changed, modified or terminated by filing with the Secretary of the Corporation a new Notice of Election, with respect to a change or modification, or a Notice of Termination in the form prescribed by the Corporation, with respect to a termination. Any Election shall terminate on the date a Director ceases to be a member of the Board. Any Notice of Election or Notice of Termination shall become irrevocable when filed, except by the filing of a new Notice of Election or a Notice of Termination which thereafter becomes effective in accordance with the provisions of this Section 3. Notwithstanding the provisions set forth below regarding the effective date of an Election, no Election filed which changes or modifies an existing Election shall become effective until the existing Election is terminated or modified by the new Election under the provisions set forth below.

     (b) SECTION 16 RESTRICTIONS ON ELECTIONS. Notwithstanding any other provision contained in the Plan, if a Notice of Election or Notice of Termination would result in a change in the method of payment of Director Fees
(A) from current cash or deferred cash to current stock or deferred stock or (B) from current stock or deferred stock to current cash or deferred cash, such Notice of Election or Notice of Termination shall not become effective until the later of (x) six months from the date it is filed with the Secretary of the Corporation or (y) the date it would otherwise become effective under the provisions of this Section 3. For purposes of clause (x) of the preceding sentence, any Notice of Election filed prior to the date of shareholder approval of the Plan shall be treated as if it had been filed on the date of such shareholder approval. A Notice of Election or Notice of Termination filed by a Director shall not be subject to the restriction provided in the first sentence of this paragraph and shall become effective on the date otherwise provided in this Section 3 if it provides only for (i) a change in the method of payment of subsequently earned Director Fees (A) from current cash to deferred cash or from deferred cash to current cash or (B) from current stock to deferred stock or from deferred stock to current stock or (ii) a change in the amount of cash compensation to be deferred where all Director Fees are to be paid in cash.

     (c) CURRENT STOCK PAYMENT. Subject to the provisions of Sections 3(d) and 3(e), an Election to receive payment of Director Fees in shares of Capital Stock on the date on which the Director Fees are payable (a "Current Stock Election") shall be effective on the date on which the Notice of Election is filed or on the date provided in Section 3(b), if later. The Current Stock Election may be terminated (i) by filing a Notice of Termination, in which case the termination shall be effective on the date the Notice of Termination is filed or on the date provided in Section 3(b), if later, or (ii) by filing a Notice of Election changing the method of payment, in which case the termination shall be effective when the new Election becomes effective as provided in Section 3(d) or 3(e). During the period a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Capital Stock equal to (x) 105% of the cash amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Capital Stock, as defined in Section 11 hereof, on the date on which such Director Fees are payable. Any amount of Director Fees which is not paid in Capital Stock on the date otherwise payable because less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Capital Stock issuable on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election. The Corporation shall issue share certificates to the Director for the shares of Capital Stock acquired or, if requested in writing by the Director and permitted under such plan, the shares acquired shall be added to the Director's account under the Corporation's Automatic Dividend Reinvestment Plan. As of the date on which the Director Fees are payable in shares of Capital Stock, the Director shall be a stockholder of the Corporation with respect to such shares.

     (d) DEFERRED CASH PAYMENT. Subject to the next succeeding sentence, an Election to defer the receipt of all or a portion of Director Fees and to receive eventual payment of such Director Fees in cash (a "Cash Deferral Election") shall be effective on January 1 of the year following the date on which the Notice of Election is filed or on the date provided in Section 3(b), if later. A Cash Deferral Election shall be effective (1) on the later of the date the Notice of Election is filed or date of shareholder approval of the Plan with respect to Director Fees payable for the portion of calendar year 1996 which remains following such effective date, provided the Director files the Notice of Election on or before 30 days subsequent to the date of such shareholder approval and (2) on the date the Notice of Election is filed with respect to Director Fees payable for any portion of a calendar year which remains at the date of such filing, provided the Director files the Notice of Election on or before 30 days subsequent to the Director's initial election to the office of Director. If only a portion of Director's Fees otherwise payable during a calendar year are deferred pursuant to a Cash Deferral Election, the Director Fees deferred shall be the first Director Fees paid during such year after the Cash Deferral Election becomes effective up to the amount of the Director Fees subject to such Cash Deferral Election, and any later Director Fees with respect to such calendar year shall be paid to the Director currently in cash. A Cash Deferral Election may not be modified or terminated with respect to Director Fees payable for the calendar year or for any portion of a calendar year for which such Cash Deferral Election is effective, and such Cash Deferral Election, unless modified or terminated by filing a new Notice of Election or a Notice of Termination on or before December 31 immediately preceding the calendar year for which such modification or termination is to be effective, shall be effective for and apply to Director Fees payable with respect to each subsequent calendar year.

     (e) DEFERRED STOCK PAYMENT. Subject to the next succeeding sentence, an Election to defer the receipt of Director Fees and to receive eventual payment of such Director Fees in shares of Capital Stock (a "Stock Deferral Election") shall be effective on January 1 of the year following the date on which the Notice of

Election is filed or on the date provided in Section 3(b), if later. A Stock Deferral Election shall be effective (1) six months from the later of the date the Notice of Election is filed or date of shareholder approval of the Plan with respect to Director Fees payable for the portion of calendar year 1996 which remains following such effective date, provided the Director files the Notice of Election on or before 30 days subsequent to the date of such shareholder approval and (2) six months from the date the Notice of Election is filed with respect to Director Fees payable for any portion of a calendar year which remains at such effective date, provided the Director files the Notice of Election on or before 30 days subsequent to the Director's initial election to the office of Director. A Stock Deferral Election shall apply to all Director Fees otherwise payable while such Stock Deferral Election is effective. A Stock Deferral Election may not be modified or terminated with respect to Director Fees payable for the calendar year or for any portion of a calendar year for which such Stock Deferral Election is effective. A Stock Deferral Election may be modified or terminated with respect to future Director Fees payable, but such modification or termination shall not be effective until January 1 of the year following the date on which a new Notice of Election or a Notice of Termination is filed or on the date provided in Section 3(b), if later. A Stock Deferral Election shall continue in effect until the effective date of any modification or termination.

                                       4

                       DEFERRED CASH COMPENSATION ACCOUNT

     (a) GENERAL. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited on the date on which such Director Fees are otherwise payable to a deferred cash compensation account maintained by the Corporation in the name of the Director (a "Deferred Cash Compensation Account"). A separate Deferred Cash Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board.

     (b) ADJUSTMENT FOR EARNINGS OR LOSSES. The amount in the Director's Deferred Cash Compensation Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains or losses for each quarter shall be equal to the amount determined under (1) below as follows:

          (1) DEEMED INVESTMENT OPTIONS. The total amount determined by multiplying the rate earned (positive or negative) by each fund available below (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for each month of the current calendar quarter by the portion of the balance in the Director's Deferred Cash Compensation Account as of the end of each such month, respectively, which is deemed to be invested in such fund pursuant to paragraph (2) below.

          Subject to elimination, modification or addition by the Board, the following shall be the funds available for the Director's election of deemed investments pursuant to paragraph (2) below:

             (A) Income Fund. The Income Fund shall be the same as the Income Fund (Fund A) used from time to time by the Quaker State Corporation Thrift and Stock Purchase Plan (the "Thrift Plan"). Fund A is currently invested in the PNC Money Market Portfolio. According to information supplied by PNC Bank, the PNC Money Market Portfolio is a mutual fund comprised of investments in a broad range of short-term, high quality, U.S. dollar-denominated instruments, such as government bonds, bank deposits, commercial and other short-term investments. The objective is to provide as high a level of current interest income as possible while maintaining liquidity and stability of principal; however, principal is not guaranteed. Earnings on Fund A investments are reinvested in the PNC Money Market Portfolio.

             (B) Bond Fund. The Bond Fund shall be the same as the Bond Fund (Fund B) used from time to time by the Thrift Plan. Fund B is currently invested in the PNC Intermediate Government Portfolio. According to information supplied by PNC Bank, the PNC Intermediate Government Portfolio is a mutual fund comprised primarily of U.S. Treasury and Agency obligations or instruments collateralized by such obligations. This portfolio tends to perform best when interest rates are stable or in decline. The objective is to maximize current income while preserving capital; however, principal is not guaranteed. Until contributions directed to Fund B are used to purchase investments, and at such other times as are necessary to properly administer the Thrift Plan, monies may be invested by the Trustee of the Thrift Plan in the PNC Money Market Portfolio described above. Earnings on Fund B investments are reinvested in Fund B.

             (C) Equity Fund. The Equity Fund shall be the same as the Equity Fund (Fund D) used from time to time by the Thrift Plan. Fund D is currently invested in the PNC Index Equity Portfolio. According to information supplied by PNC Bank, the PNC Index Equity Portfolio is a mutual fund consisting of a diversified holding of common stocks of companies which make up the Standard & Poor's 500 Stock Index in approximately the same proportions as represented on the Index. The objective of the Portfolio is to duplicate or exceed the capital performance and dividend income of the Standard & Poor's 500 Stock Index. The Portfolio will fluctuate along with the stock market and will experience gain or loss on investments similar to the gain or loss represented by the Standard & Poor's 500 Stock Index; principal is not guaranteed. Until contributions directed to Fund D are used to purchase investments, and at such other times as are necessary to properly administer the Thrift Plan, monies may be invested by the Thrift Plan Trustee in the PNC Money Market Portfolio described above. Earnings on Fund D investments are reinvested in Fund D.

             (D) Other Options. In addition to, or in lieu of, the investment options described above, other funds may be established from time to time, as determined by the Board, and the Board may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options shall be made available and communicated to all Directors on a uniform basis.

          (2) DEEMED INVESTMENT ELECTIONS.

          (A) The Director shall designate, on a form prescribed by the Corporation, the percentage, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board), of the deferred Director Fees that are to be deemed to be invested in the available funds under paragraph (1) above. Said designation shall be effective on a date specified by the Board and remain in effect and apply to all subsequent deferred Director Fees until changed as provided below.

          (B) A Director may elect to change, on a calendar quarter basis, the deemed investment election under paragraph (A) above with respect to future deferred Director Fees among one or more of the options then available by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar quarter as of which the change is to be effective, with such change to be effective for deferred Director Fees credited to the Deferred Cash Compensation Account on or after the effective date.

          (C) A Director may elect to reallocate the balance of his Deferred Cash Compensation Account, subject to limitations imposed by the Board, on a calendar quarter basis, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board), among the deemed investment options then available. A Director may make such an election by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar quarter as of which the transfer election is to be effective, with such transfer to be based on the value of the Deferred Cash Compensation Account on the last day of the preceding quarter.

          (D) The election of deemed investments among the options provided above shall be the sole responsibility of each Director. The Corporation and Board members are not authorized to make any recommendation to any Director with respect to such election. Each Director assumes all risk connected with any adjustment to the value of his Deferred Cash Compensation Account. Neither the Board nor the Corporation in any way guarantees against loss or depreciation.

          (E) All payments from the Plan shall be made pro rata from the portion of the Director's Deferred Cash Compensation Account which is deemed to be invested in the Income Fund, the Bond Fund and the Equity Fund and/or such other funds as may be available from time to time for deemed investment elections under the Plan.

      (c) MANNER OF PAYMENT. The balance of a Director's Deferred Cash Compensation Account will be paid to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Cash Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Cash Deferral Election to receive payment of the Director Fees in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date, as described in Section 6 hereof. The amount of any installment shall be determined by multiplying (i) the balance in the Director's Deferred Cash Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this
Section 4(c) shall continue to be credited with the earnings, gains or losses on a quarterly basis as described in Section 4(b) hereof.

                                       5

                      DEFERRED STOCK COMPENSATION ACCOUNT

     (a) GENERAL. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board. On each date on which Director Fees are otherwise payable and a Stock Deferral Election is effective for a Director, the Director's Deferred Stock Compensation Account for that calendar year shall be credited with a number of shares of Capital Stock (including fractional shares) equal to (x) 105% of the cash amount of the Director Fees payable divided by (y) the Fair Market Value of one share of the Capital Stock, as defined in Section 11 hereof, on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Capital Stock in cash or property other than Capital Stock, on the date of payment of the dividend or distribution to holders of the Capital Stock each Deferred Stock Compensation Account shall be credited with a number of shares of Capital Stock (including fractional shares) equal to the number of shares of Capital Stock credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Capital Stock divided by the Fair Market Value of one share of the Capital Stock, as defined in Section 11 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Capital Stock made to the Director from such Account pursuant to Section 5(c) hereof.

     (b) ADJUSTMENT AND SUBSTITUTION. The number of shares of Capital Stock credited to each Deferred Stock Compensation Account, and the number of shares of Capital Stock available for issuance or crediting under the Plan in each calendar year in accordance with Section 1 hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Capital Stock payable in shares of Capital Stock or any split or consolidation of the outstanding shares of Capital Stock. If the outstanding Capital Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation or cash or property other than Capital Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

     (c) MANNER OF PAYMENT. The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Capital Stock to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Stock Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Capital Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 6 hereof. The number of shares of Capital Stock distributed in each installment shall be determined by multiplying (i) the number of shares of Capital Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Capital Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 5(a) hereof to reflect the installment payments made hereunder. Shares of Capital Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(c) shall continue to be credited with respect to dividends or distributions paid on the Capital Stock pursuant to Section 5(a) hereof and shall be subject to adjustment pursuant to Section 5(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Capital Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Capital Stock, as defined in Section 11 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Capital Stock distributed hereunder, or if requested in writing by the Director and permitted under such plan, the shares to be distributed shall be added to the Director's account under the Corporation's Automatic Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of Capital Stock, a Director shall be a stockholder of the Corporation with respect to such shares.

                                       6

                           PAYMENT COMMENCEMENT DATE

     Payment of amounts in a Deferred Cash Compensation Account or a Deferred Stock Compensation Account shall commence on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Director ceases to be a member of the Board for any reason, including death or disability.

                                       7

                            BENEFICIARY DESIGNATION

     A Director may designate, in the Beneficiary Designation form prescribed by the Corporation, any person to whom payments of cash or shares of Capital Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Corporation while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.

                          NON-ALIENABILITY OF BENEFITS

     Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.

                                       9

                          NATURE OF DEFERRED ACCOUNTS

     Any Deferred Cash Compensation Account or Deferred Stock Compensation Account and any cash fractional amount accumulated under Section 3(c) shall be established and maintained only on the books and records of the Corporation, and no assets or funds of the Corporation or the Plan or shares of Capital Stock of the Corporation shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Corporation to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Capital Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Corporation shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended.

                                       10

                  ADMINISTRATION OF PLAN; HARDSHIP WITHDRAWAL

     Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to the Board such evidence as the Board, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made as soon as practicable after the Board approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Cash Compensation Account or Deferred Stock Compensation Account, as applicable, with the longest number of installment payments first, in each case in accordance with Section 4(b)(2)(E) if the distribution is from the Deferred Cash Compensation Account. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 10.

                                       11

                               FAIR MARKET VALUE

     Fair market value of the Capital Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board or its delegate, in its discretion, may determine to rely upon): (a) if the Capital Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Capital Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Capital Stock is not listed on such exchange, the highest and lowest sales prices per share of Capital Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Capital Stock is listed, or (c) if the Capital Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Capital Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Capital Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Capital Stock shall be the mean between the bona fide bid and asked prices per share of Capital Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 11. If the fair market value of the Capital Stock cannot be determined on the basis previously set forth in this
Section 11 on the date as of which fair market value is to be determined, the Board or its delegate shall in good faith determine the fair market value of the Capital Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                       12

                      SECURITIES LAWS; ISSUANCE OF SHARES

     The obligation of the Corporation to issue or credit shares of Capital Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Capital Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Capital Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Capital Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 12, then no shares of Capital Stock shall be issued or credited but rather, in the case of a Current Stock Election, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Capital Stock shall be credited in cash to a Deferred Cash Compensation Account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

                                       13

                                 GOVERNING LAW

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

                                       14

                   EFFECTIVE DATE; AMENDMENT AND TERMINATION

     The Plan was adopted by the Board on March 21, 1996, subject to approval by the stockholders of the Corporation at its 1996 Annual Meeting or any adjournment thereof, and if so approved by the stockholders, the Plan shall become effective on the date of such approval. The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account.

                          QUAKER STATE CORPORATION                         PROXY

  SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS


                      THE OMNI MANDALAY HOTEL, 221 EAST
                       LAS COLINAS BLVD., IRVING, TEXAS
                 THURSDAY, MAY 16, 1996 - 1:00 P.M., C.D.S.T.

     The undersigned stockholder of Quaker State Corporation (the "Corporation") does hereby appoint Herbert M. Baum and Delbert J. McQuaide, or each of them acting individually, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Corporation to be held May 16, 1996 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Capital Stock of the Corporation which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

               (Continued and to be signed, on the other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                     Please mark      [ ]
                                                     your vote as
                                                     indicated in
                                                     this example

Item 1 - The election of the following thirteen individuals as Directors:

    FOR all nominees                      WITHHOLD
    listed to the right                   AUTHORITY
 (except as marked to the           to vote for all nominees
       contrary)                       listed to the right
         [ ]                                 [ ]


John D. Barr, Herbert M. Baum, Leonard M. Carroll, Conrad A. Conrad, Laurel Cutler, C. Frederick Fetterolf, Thomas A. Gardner, F. William Grube, Forrest R. Haselton, Delbert J. McQuaide, L. David Myatt, Raymond A. Ross, Jr., and Lorne
R. Waxlax. A vote FOR includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)

--------------------------------------------------------------------------------

Item 2-To approve the adoption of the 1996 Directors' Fee Plan

           FOR                 AGAINST              ABSTAIN
           [ ]                   [ ]                  [ ]


Item 3-To approve the adoption of an amendment to the 1994 Stock Incentive Plan to authorize issuance under the Plan of shares previously authorized for issuance, but not issued, under the 1986 Stock Option Plan.

           FOR                 AGAINST              ABSTAIN
           [ ]                   [ ]                  [ ]


Item 4-The ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for 1996.

           FOR                 AGAINST              ABSTAIN
           [ ]                   [ ]                  [ ]


                               Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation please sign in full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                               Dated:                                     , 1996
                                     ------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               The signer hereby revokes all previous proxies for the Annual Meeting acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated March 29, 1996, and of the Annual Report to Stockholders for 1995 and hereby ratifies all that the said proxies may do by virtue hereof.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE